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                                                                       Exhibit N

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the use in this Pre-effective Amendment No. 2 to the Registration Statement on Form N-2 of our report dated November 16, 2005, relating to the financial statements of the Nuveen Equity Premium and Growth Fund, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
November 21, 2005